Exhibit 1.1

Execution Version

GOLUB CAPITAL BDC, INC.

$200,000,000 Aggregate Principal Amount of 2.500% Notes due 2026

UNDERWRITING AGREEMENT

Dated: October 7, 2021

GOLUB CAPITAL BDC, INC.

$200,000,000 Aggregate Principal Amount of 2.500% Notes due 2026

UNDERWRITING AGREEMENT

October 7, 2021

J.P. Morgan Securities LLC

SMBC Nikko Securities America, Inc.

as representatives of the underwriters named in Exhibit A

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Golub Capital BDC, Inc., a Delaware corporation (the “Company”), GC Advisors LLC, a Delaware limited liability company (the “Adviser”) and a registered investment adviser under the Advisers Act, and Golub Capital LLC, a Delaware limited liability company (the “Administrator”), each confirms its agreement (this “Agreement”) with J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issuance and sale by the Company of $200,000,000 aggregate principal amount of the Company’s 2.500% notes due 2026 (the “Securities”) as set forth below. Certain terms used in this Agreement are defined in Section 16 hereof.

The Securities will be issued under an indenture, dated October 2, 2020 (the “Base Indenture”), as supplemented by a second supplemental indenture dated as of February 24, 2021 (together with the Base Indenture, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Securities will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”), pursuant to a blanket letter of representations (the “DTC Agreement”), between the Company and DTC. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company has previously issued $400.0 million in aggregate principal amount of its 2.500% Notes due 2026 under the Indenture (the “Existing Securities”). The Securities that will be issued and sold by the Company pursuant to this Agreement will constitute an issuance of “Additional Notes” under and as defined in the Indenture. Except as otherwise described in the Prospectus (as defined below), the Securities offered and sold by the Company pursuant to this Agreement will have identical terms to the Existing Securities, and the Securities and the Existing Securities will be treated as a single class of notes for all purposes under the Indenture.

The Company understands that each Underwriter proposes to make a public offering of the Securities as soon as each Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Commission an “automatic shelf registration statement” on Form N-2 (File No. 333-232387), including the related base prospectus, covering the registration of the Securities under the 1933 Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the 1933 Act Rules and Regulations. Such registration statement became effective immediately upon its filing with the Commission on June 27, 2019, and was most recently amended pursuant to Rule 462(e) on August 24, 2021. Except where the context otherwise requires, such registration statement, as amended, including all documents filed as a part thereof or incorporated by reference therein, and including any Rule 430B Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act and deemed to be part of such registration statement and also including any Rule 462(b) Registration Statement, is herein called the “Registration Statement.” The Company has also filed with the Commission a preliminary prospectus supplement, dated October 7, 2021, which contains a base prospectus, dated June 26, 2019 (collectively, the “preliminary prospectus”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B and Rule 424(b). The final prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act), which will include the base prospectus, dated June 26, 2019, together with a final prospectus supplement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the preliminary prospectus or the Prospectus (each as defined above) (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the preliminary prospectus or the Prospectus, including those made pursuant to Rule 424, shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act, which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be, as of any specified date.

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the Act (File No. 814-00794) (the “Notification of Election”), was filed with the Commission on April 12, 2010 under the 1940 Act.

The Company has entered into the Third Amended and Restated Investment Advisory Agreement, dated as of September 16, 2019 (the “Investment Advisory Agreement”), with the Adviser.

The Company has entered into an Administration Agreement, dated as of April 14, 2010 (the “Administration Agreement”), with GC Service Company, LLC, a Delaware limited liability company (“GC Service”), which was subsequently assigned by GC Service to the Administrator pursuant to an Assignment Agreement, dated as of February 5, 2013, by and between the Administrator and GC Service, as consented to by the Company.

SECTION 1. Representations and Warranties.

(a)                 Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the Execution Time, as of the Applicable Time and as of the Closing Date referred to in Section 2(b) hereof and agree with each of the Underwriters, as follows:

(1)                Compliance with Registration Requirements. The Company is eligible to use Form N-2. The Registration Statement, any Rule 462(b) Registration Statement and any other post-effective amendment thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto became effective, at the Applicable Time and on the Closing Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations, and the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, and on the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company, the Adviser or the Administrator makes any representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 6 hereof.

The General Disclosure Package, when taken together as a whole, does not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 6 hereof.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any preliminary prospectus, the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Representatives (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission (“Regulation S-T”).

(2)                Offering Materials. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, without the prior written consent of the Representatives, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) any “advertisement” as defined in Rule 482 under the 1933 Act or (iii) any advertising, sales literature, press releases or other promotional material (including “prospectus wrappers,” “broker kits,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the offering of the Securities and approved for use by the Representatives (collectively, the “Offering Materials”). The Offering Materials (as amended or supplemented), at the time first used, at the Applicable Time and at the Closing Date, complied and will comply in all material respects with the 1933 Act, have been or will be (within the time period specified in Rule 424, Rule 433 and/or Rule 497) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the General Disclosure Package, at the Applicable Time did not and at the Closing Time will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Company, the Adviser or the Administrator makes any representation or warranty with respect to any statements or omissions made in any Offering Materials in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 6 hereof.

(3)                Investment Company Act. The Company is a closed-end, non-diversified management investment company and has elected to be regulated as a business development company (“BDC”) under the 1940 Act and was eligible to make such an election.

(4)                Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants within the meaning of, and as required by, the 1933 Act, the 1933 Act Rules and Regulations and the Public Company Accounting Oversight Board.

(5)                Financial Statements. The financial statements of the Company and its subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus, together with related schedules and notes, present fairly the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the other financial and statistical information and data included in the Registration Statement, the General Disclosure Package and the Prospectus are accurately derived from such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma financial information that is required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that is not included or incorporated by reference as required.

(6)                Supporting Schedules and Other Financial Data. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Selected Consolidated Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus.

(7)                No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular periodic distributions on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock.

(8)                Good Standing of the Company. The Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Securities, the Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Delaware) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(9)                Good Standing of Subsidiaries. The Company’s only subsidiaries are Golub Capital BDC 2010-1 Holdings LLC, Golub Capital BDC 2010-1 LLC, GC SBIC V-GP, LLC, GC SBIC V, L.P., Golub Capital BDC Holdings LLC, Golub Capital BDC Funding LLC, Golub Capital BDC Funding II LLC, Golub Capital BDC CLO III Depositor LLC, Golub Capital BDC CLO III LLC, Golub Capital BDC CLO 4 LLC, Golub Capital BDC CLO 4 Depositor LLC, GBDC Holdings ED Coinvest, Inc., GBDC Holdings Coinvest, Inc., Senior Loan Fund LLC, Senior Loan Fund II LLC, Golub Capital BDC CLO 2014 LLC, GC SBIC VI, L.P., GC SBIC VI-GP, LLC, GCIC Holdings LLC, GCIC Funding LLC, Golub Capital Investment Corporation CLO 2016(M) LLC, GCIC CLO II Depositor LLC, GCIC CLO II LLC, GBDC Quick Quack Coinvest LLC, GCIC Quick Quack Coinvest LLC, GCIC Funding II LLC, Mountain Open LLC, Mountain Open 2 LLC and GCIC North Haven Stack Buyer Coinvest Inc. Each of the subsidiaries of the Company has been duly organized and is existing and in good standing under the laws of its jurisdiction of organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts are applicable) and are owned directly or indirectly by the Company free and clear of any Lien; and none of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

(10)             Capitalization. As of June 30, 2021, the Company has the capitalization as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the General Disclosure Package and the Prospectus. After giving effect to the purchase of the Securities by the Underwriters on the Closing Date and the use of proceeds described therein, the capitalization of the Company as of the date hereof is as set forth in the column entitled “As Adjusted” and in the corresponding line items under the caption “Capitalization” in the General Disclosure Package and the Prospectus. The shares of issued and outstanding Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(11)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(12)             Authorization of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”).

(13)             Authorization of Securities. The Securities have been duly authorized by the Company for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to the Enforceability Exceptions.

(14)             Description of Securities. The information set forth under the captions “Description of Our Debt Securities” and “Description of Notes” in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the Indenture or the Securities, fairly and accurately summarize such provisions in all material respects. The Indenture and the Securities materially conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(15)             Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Securities and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(16)             Absence of Labor Dispute. As of the date hereof, the Company and its subsidiaries do not have, and on the Closing Date the Company and its subsidiaries will not have, any employees. To the knowledge of the Company, no labor dispute with the employees of the Administrator exists or is imminent.

(17)             Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement, the Indenture or the Securities; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(18)             Material Contracts. There are no franchises, mortgages, loan or credit agreements, bonds, notes, leases, agreements, contracts, indentures, leases or other instruments or documents that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

(19)             Accuracy of Descriptions and Exhibits. The information (1) in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Prospectus Supplement Summary—Our Adviser,” “Certain U.S. Federal Income Tax Considerations,” “Material U.S. Federal Income Tax Considerations,” “Description of our Capital Stock” and (2) incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus from the Company’s most recent annual report on Form 10-K under the captions “Item 1. Business—Management Agreements,” “Item 1. Business – Regulation,” “Item 1A. Risk Factors”, “Item 13. Certain Relationships and Related Transactions, and Director Independence” and Exhibit 4.8, Description of Securities, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Organizational Documents or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects and all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects.

(20)             Possession of Intellectual Property. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect.

(21)           Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Capital Stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or other consent of any other person or entity is necessary or required for the execution, delivery or performance by the Company of this Agreement (including the offering, issuance, sale or delivery of the Securities hereunder) or the Securities, or for the consummation of any of the other transactions contemplated by this Agreement and the Indenture, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package, and the Prospectus, except such as have been obtained or such as may be required under state securities laws.

(22)             Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Company Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Company Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Company Governmental Licenses are valid and in full force and effect, except where the invalidity of such Company Governmental Licenses or the failure of such Company Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Company Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(23)             Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(24)             Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Securities pursuant to this Agreement.

(25)             FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA Conduct Rule 5110 is true, complete and correct in all material respects.

(26)             Taxes and Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns required to be filed or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been included on the books and records of the Company.

(27)             Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(28)             Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1934 Act, the 1940 Act and the Rules and Regulations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and to maintain material compliance with the books and records requirements under the 1934 Act, the 1940 Act and the Rules and Regulations, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the Company’s most recent audited financial statements, there has been (1) no material weakness in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15 and 15d-15 of the 1934 Act) (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer or officers and principal financial officer or officers, as appropriate, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(29)             Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(30)             Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the 1934 Act, the Company and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(31)             Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflect the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

(32)             Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director or officer of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(33)             Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(34)             OFAC. Neither the Company nor, to the knowledge of the Company, any of its subsidiaries, directors or officers or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, the “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(35)             FinCen Certificate. The Company has delivered to the Representatives on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representatives may have requested, together with copies of identifying documentation, and the Company undertakes to provide such additional information and supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification

(36)             Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(37)             Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement, the General Disclosure Package and the Prospectus (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect.

(38)             Offer and Sale of Securities. The Company has taken all required action under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(39)             Relationships with Directors, Officers and Stockholders. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, which is not so described.

(40)             Interested Persons. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(41)             Directors’ and Officers’ Insurance and Fidelity Bond. The Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, in each case, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(42)             Compliance with RIC Requirements. The Company elected and qualified to be treated as a RIC under Subchapter M of the Code starting with its taxable year ended September 30, 2010. The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code. The Company qualified and maintained in effect its election to be treated as a RIC under Subchapter M of the Code for its taxable years ended September 30, 2018, 2019 and 2020.

(43)             Small Business Investment Company. GC SBIC VI, L.P. is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The SBIC license of GC SBIC VI, L.P. is in good standing with the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding GC SBIC VI, L.P. is outstanding or unresolved. The method of operation of GC SBIC VI, L.P. will permit it to continue to meet the requirements for qualification as an SBIC.

(44)             SBA Debentures. As of the date hereof, GC SBIC VI, L.P. does not have any outstanding debenture which it has issued to the SBA for guaranty by the SBA or any other material monetary obligation.

(45)             BDC Election. The Company has filed the Notification of Election with the Commission, pursuant to Section 54(a) of the 1940 Act, which was duly completed and executed; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the 1940 Act; the Notification of Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs and the 1940 Act Rules and Regulations, including the provisions applicable to BDCs. The Company is not required and, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company,” as such term is used in the 1940 Act.

(46)             No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement (including any exhibits incorporated by reference therein), the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(47)             No Integration. Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the 1933 Act) has made any offer or sale of any securities which could be “integrated” (within the meaning of the 1933 Act) with the offer and sale of the Securities and the Company has not sold or issued any Securities during the six-month period preceding the date hereof other than as described in the General Disclosure Package and the Prospectus.

(48)             No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offer and sale of the Securities.

(49)             WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(50)             IT Systems. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the information technology and computer systems, data and databases (collectively, “IT Systems”) used by the Company or any of its subsidiaries and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(b)                 Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to each of the Underwriters as of the Execution Time, as of the Applicable Time and as of the Closing Date referred to in Section 2(b) hereof and agree with each of the Underwriters, as follows:

(1)                Absence of Manipulation. Each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to the Company or its affiliates.

(2)                No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the Execution Time), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser and the Administrator considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Adviser or the Administrator which are material with respect to the Adviser and the Administrator considered as one enterprise.

(3)                Good Standing. Each of the Adviser and the Administrator has been duly organized and is existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and each of the Adviser and the Administrator is duly qualified as a limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(4)                Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Adviser and the Administrator.

(5)                Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Adviser Document or Administrator Document, except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Adviser and the Administrator with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Adviser or the Administrator pursuant to, any Adviser Document or Administrator Document, except for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Adviser or the Administrator, as applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their respective assets, properties or operations.

(6)                Absence of Labor Dispute. As of the date hereof, the Adviser does not have, and on the Closing Date, the Adviser will not have, any employees. To the knowledge of the Adviser and the Administrator, no labor dispute with the employees of Golub Capital LLC exists or is imminent.

(7)                Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by each of the Adviser and the Administrator of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(8)                Absence of Misstatements or Omissions. The description of each of the Adviser and the Administrator and its business, and the statements attributable to the Adviser and the Administrator, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(9)                Possession of Intellectual Property. Each of the Adviser and the Administrator owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Adviser/Administrator Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Adviser nor the Administrator has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Adviser/Administrator Intellectual Property or of any facts or circumstances which would render any Adviser/Administrator Intellectual Property invalid or inadequate to protect the interest of the Adviser or the Administrator, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect.

(10)             Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of securities of the Adviser, the Administrator or any creditor of the Adviser or the Administrator, (C) no waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by each of the Adviser and the Administrator of this Agreement for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations or such as may be required under state securities laws.

(11)             Title to Property. Each of the Adviser and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(12)             Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Adviser/Administrator Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Adviser and the Administrator are in compliance with the terms and conditions of all such Adviser/Administrator Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Adviser/Administrator Governmental Licenses are valid and in full force and effect, except when the invalidity of such Adviser/Administrator Governmental Licenses or the failure of such Adviser/Administrator Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Adviser/Administrator Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(13)             Investment Company Act. Neither the Adviser nor the Administrator is, and after giving effect to the offer and sale of the Securities contemplated hereunder and the application of the proceeds thereof as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(14)             Insurance. Each of the Adviser and the Administrator is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Adviser nor the Administrator has been refused any insurance coverage sought or applied for; and neither the Adviser nor the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(15)             Accounting Controls. Each of the Adviser and the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization, and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(16)             Advisers Act. The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act or the 1940 Act Rules and Regulations from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(17)             Financial Resources. Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package, the Prospectus and this Agreement, and each of the Adviser and the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(18)             Employment Status. Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of the Administrator plans to terminate employment with the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser or the Administrator except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(19)             Subsidiaries. The Administrator does not have any subsidiaries. The following entities are the only subsidiaries of the Adviser: the Administrator, FTUTB, Inc., Aveer Capital LLC and Golub Capital Markets LLC.

(20)             Foreign Corrupt Practices Act. Neither the Adviser nor the Administrator, nor, to the knowledge of the Adviser or Administrator, any of their respective directors or officers nor any agent, affiliate or other person associated with or acting on behalf of the Adviser or the Administrator has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser and the Administrator have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(21)             Anti-Money Laundering Laws. The operations of the Adviser and the Administrator are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser or the Administrator, threatened.

(22)             OFAC. Neither the Adviser nor the Administrator, nor, to the knowledge of the Adviser or Administrator, any of their respective directors or officers nor any agent, affiliate or other person associated with or acting on behalf of the Adviser or the Administrator is currently the subject or the target of any Sanctions, nor is the Adviser or the Administrator located, organized or resident in a Sanctioned Country. For the past five years, the Adviser or the Administrator have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(23)             IT Systems. Neither the Adviser nor the Administrator is aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to IT Systems used by the Adviser or the Administrator. The Adviser’s or the Administrator’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Adviser and the Administrator as currently conducted, and, to the knowledge of the Adviser and the Administrator, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Adviser and the Administrator have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with their business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Adviser and the Administrator are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Adviser or the Administrator and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(c)                 Certificates. Any certificate signed by any officer of the Company, the Adviser, the Administrator or any of their respective subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a)                  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase, the respective aggregate principal amount of Securities set forth opposite such Underwriter’s name on Exhibit A hereto at a purchase price of (i) 98.241% of the aggregate principal amount of such Securities, plus (ii) accrued and unpaid interest from August 24, 2021 up to, but not including, the Closing Date (as defined below).

(b)                 Payment of the purchase price for and delivery of the Securities shall be made at the offices of Proskauer Rose LLP, 1001 Pennsylvania Avenue, NW, Suite 600 South, Washington, DC 20004, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York time) on October 13, 2021, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representatives for the account of the Underwriters of the Securities. Delivery of the Securities shall be made through the facilities of DTC unless the Representatives otherwise instruct.

(c)                 The global note(s) representing the Securities will be made available for examination by the Representatives in The City of New York not later than noon (New York City time) on the business day prior to the Closing Date.

SECTION 3. Covenants.

(a)                 Covenants of the Company, the Adviser and the Administrator. Each of the Company, the Adviser and the Administrator covenants with each Underwriter as follows:

(1)                Compliance with Securities Regulations and Commission Requests. Through the Closing Date, the Company, subject to Section 3(a)(2), will comply with the requirements of Rule 415, Rule 430B, Rule 424 and Rule 497 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424, Rule 497 or such other 1933 Act Rules and Regulations as may be applicable to the Company and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424, Rule 497 or such other 1933 Act Rules and Regulations was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Through the Closing Date, the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(2)                Filing of Amendments and Offering Materials. Through the Closing Date, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus or any Offering Materials and will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Rules and Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(3)                Delivery of Commission Filings. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

(4)                Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, such number of copies of the preliminary prospectus and the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to such Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5)                Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package, the Prospectus in order that the Registration Statement, the General Disclosure Package and the Prospectus, as the case may be, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(a)(2) hereto, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

(6)                Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offer and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(7)                Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(8)                Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of any Offering Materials that are not filed with the Commission in accordance with Rule 433.

(9)                Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(10)             Reporting Requirements. Through the Closing Date, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Rules and Regulations within the time periods required by the 1934 Act and the 1934 Act Rules and Regulations.

(11)             Compliance with Laws. The Company, the Adviser and the Administrator will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use their best reasonable efforts to cause the Company’s, the Adviser’s and the Administrator’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(12)             Insurance. The Company, the Adviser and the Administrator will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Adviser, the Administrator or their respective businesses, properties, assets, employees, officers, trustees, directors, members, managers and partners will be in full force and effect; the Company, the Adviser and the Administrator will be in compliance with the terms of such policies and instruments.

(13)             Regulated Investment Company Status. The Company will maintain its qualification as a “regulated investment company” under Subchapter M of the Code for so long as the Company remains a BDC regulated under the 1940 Act.

(14)             Business Development Company Status. The Company, during a period of two years from the effective date of the Registration Statement, will use its best reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(15)             Depository Trust Company. The Company will use its commercially reasonable efforts to cause the Securities to be eligible for clearance and settlement through DTC.

(b)                Covenants of the Company, the Adviser and the Administrator. Each of the Company, the Adviser and the Administrator covenants with the Underwriters as follows:

(1)                Restrictions on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the Closing Date, each of the Company, the Adviser and the Administrator will not, without the prior written consent of the Representatives, directly or indirectly:

(i)                  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company,

(ii)                file or cause the filing of any registration statement under the 1933 Act with respect to any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement), or

(iii)              enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company.

(2)                Stabilization. The Company, the Adviser and the Administrator will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(3)                Best Efforts. The Company, the Adviser and the Administrator will use their best reasonable efforts to discharge all conditions of theirs to closing as set forth in this Agreement and with respect to the Company, to perform all of the agreements required of them by this Agreement.

SECTION 4. Payment of Expenses.

(a)                 The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus and each amendment or supplement to any of them, (ii) the word processing, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any duties or taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisers to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(a)(6) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey and any Canadian “wrapper” and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement, any preliminary prospectus and the Prospectus, any Offering Materials and all amendments or supplements to any of them, as may, in each case, be reasonably requested and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Trustee and any paying agent for the Securities, (ix) the expenses and fees incurred in connection with the approval of the Securities for book-entry transfer by DTC, (x) any fees charged by ratings agencies for rating the Securities, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, up to $10,000, (xii) the costs and expenses relating to investor presentations and any roadshow undertaken in connection with the marketing of Securities, including, without limitation, expenses associated with the production of roadshow slides and graphics and any electronic roadshows, fees and expenses of any consultants engaged in connection with the roadshow presentation or any persons or entities engaged to host any electronic roadshow, travel and other travel expenses (including the costs and expenses of any aircraft chartered in connection with the roadshow) and lodging expense of the representatives and officers of the Company and any such consultants and (xiii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Securities made by the Underwriters where such reformation relates to any inaccuracy or breach of the representation set forth in the third paragraph of Section 1(a)(1) of this Agreement.

(b)                Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company has made or may make for the allocation or sharing of such expenses and costs.

(c)                 If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), (ii) or (iv) (solely with respect to trading in securities of the Company) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator contained in this Agreement or in certificates of any officer of the Company, the Adviser, the Administrator or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, the Adviser and the Administrator of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                 The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A final prospectus containing the Rule 430B Information and any Offering Materials (to the extent required) shall have been filed timely with the Commission.

(b)                The Representatives shall have received the favorable opinion, dated as of the Closing Date, and negative assurance letter, dated as of the Closing Date, of Eversheds Sutherland (US) LLP, counsel for the Company, the Adviser and the Administrator, in form and substance satisfactory to the Representatives and to such further effect as the Representatives may reasonably request.

(c)                 The Representatives shall have received from Proskauer Rose LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion, dated as of the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, this Agreement, the Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably require, and negative assurance letter, dated as of the Closing Date, and the Company, the Adviser and the Administrator shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.

(d)                On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e)                 On the Closing Date, the Representatives shall have received a certificate of the Company’s Chief Executive Officer and Chief Financial Officer, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(f)                  On the Closing Date, the Representatives shall have received a certificate of the Adviser’s Chief Executive Officer and Chief Financial Officer or equivalent officer(s), dated as of the Closing Date, to the effect that (i) the representations and warranties of the Adviser in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(g)                On the Closing Date, the Representatives shall have received a certificate of the Administrator’s Chief Executive Officer and Chief Financial Officer or equivalent officer(s), dated as of the Closing Date, to the effect that (i) the representations and warranties of the Administrator in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(h)                At the Execution Time, the Representatives shall have received from Ernst & Young LLP a letter dated as of the Execution Time and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, the Prospectus and any amendments or supplements thereto.

(i)                  On the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(j)                  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)                The Securities shall be eligible for clearance and settlement through DTC.

(l)                  On or prior to the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture.

(m)               On the Closing Date, the Securities shall be rated at least BBB- by each of Fitch Ratings, Inc. and S&P Global Ratings and at least Baa3 by Moody’s Investor Services, Inc. and, since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any other debt securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the 1934 Act, and no such organization shall have provided notice to the Company or publicly announced (1) any intended or potential downgrading of its rating of or (2) that it has under surveillance or review its rating of the Securities or any other debt securities issued or guaranteed by the Company or any of its subsidiaries.

(n)                On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

SECTION 6. Indemnification.

(a)                 The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment, any Rule 462(b) Registration Statement and any Rule 430B Information deemed to be included or incorporated therein), or in any preliminary prospectus, the Prospectus, the General Disclosure Package or in any Offering Materials (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)                against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)              against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter though the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Offering Materials, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of such Underwriter: the legal names of the Underwriters, the concession amounts appearing in the second paragraph under the heading “Underwriting—Commission and Discounts” and the information regarding stabilizing transactions contained under the heading “Underwriting—Price Stabilization and Short Positions”.

(b)                Each Underwriter severally agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, each of their directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Offering Materials, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of such Underwriter: the legal names of the Underwriters, the concession amounts appearing in the second paragraph under the heading “Underwriting—Commission and Discounts” and the information regarding stabilizing transactions contained under the heading “Underwriting—Price Stabilization and Short Positions”.

(c)                 Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters, their respective employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Representatives; and counsel to the Company, the Adviser, the Administrator, each of their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company, the Adviser and the Administrator. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters, their respective employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, the Adviser, the Administrator, each of their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                 The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company, the Adviser and the Administrator with respect to indemnification of each other or contribution between themselves.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser, the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Underwriters’ agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, the Adviser, the Administrator, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Adviser and the Administrator. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint,

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser, the Administrator or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, the Adviser or the Administrator, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a)                 The Representatives may terminate this Agreement, by notice to the Company, the Adviser and the Administrator, at any time on or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Adviser or the Administrator, whether or not arising in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus, or (iv) if trading in any securities of the Company has been suspended or limited by the Commission or The Nasdaq Global Select Market, or if trading generally on the New York Stock Exchange or The Nasdaq Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities, or (vi) if there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded the Securities or any other securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) under the 1934 Act, or (vii) if an outbreak or escalation of hostilities involving the United States or a declaration by the United States of a national emergency or war has occurred or (viii) if any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere has occurred, if the effect of any such event specified in clause (vii) or (viii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(b)                Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that, in the case of any termination of this Agreement, Sections 1, 6, 7, 8 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Investment Grade Syndicate Desk or SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attn: Debt Capital Markets; and notices to the Company, the Adviser or the Administrator shall be directed to 200 Park Avenue, 25th Floor, New York, New York 10166, Attention of David B. Golub.

SECTION 12.  Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Adviser, the Administrator and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Adviser, the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Adviser, the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. The Company, the Adviser and the Administrator hereby submit to the non−exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Adviser and the Administrator irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

SECTION 14. Waiver of Jury Trial. The Company, the Adviser, the Administrator and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Rules and Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Rules and Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.

“Administrator Document” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Administrator is a party or by which the Administrator is bound or to which any of the property or assets of the Administrator is subject.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” means the rules and regulations of the Commission under the Advisers Act.

“Adviser” shall have the meaning as defined in the introductory paragraph of this Agreement.

“Adviser Document” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject.

“Applicable Time” means 2:45 p.m. (New York City time) on October 7, 2021.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including all Subject Instruments.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“GAAP” means generally accepted accounting principles in the United States.

“General Disclosure Package” shall mean the preliminary prospectus that is generally distributed to investors and used to offer the Securities together with the information included on the Pricing Term Sheet included as Exhibit B hereto.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Organizational Documents” means (a) in the case of a corporation, its certificate of incorporation and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, its certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means the Company’s preferred stock, par value $0.001 per share.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“RIC” means a regulated investment company within the meaning of Section 851(a) of the Code.

“Rule 424” refers to Rule 424 under the 1933 Act.

“Rule 430B” refers to Rule 430B under the 1933 Act.

“Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B but that is deemed to be part of the Registration Statement at the time it becomes effective.

“Rule 433” refers to Rule 433 under the 1933 Act.

“Rule 462(b) Registration Statement” shall mean any registration statement filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the 1933 Act.

“Rule 497” refers to Rule 497(a) under the 1933 Act, as applicable.

“Rules and Regulations” shall mean the 1933 Act Rules and Regulations, the 1934 Act Rules and Regulations, the 1940 Act Rules and Regulations and the Advisers Act Rules and Regulations, as applicable.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means any instrument, agreement or other document relating to (i) the $602.4 million term debt securitization that the Company completed on November 16, 2018, (ii) the senior secured revolving credit facility with Morgan Stanley Senior Secured Funding, Inc., as administrative agent, each of the lenders from time to time party thereto, and Wells Fargo Bank, N.A., as collateral agent, account bank, and collateral custodian, that a wholly owned subsidiary of the Company entered into on February 1, 2019, (iii) debentures guaranteed by the U.S. Small Business Administration, (iv) the $908.2 million term debt securitization initially completed on December 13, 2018, which was acquired by the Company effective as of September 16, 2019 and (v) the senior secured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and six bank participants acting as lenders, that the Company entered into on February 11, 2021; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the General Disclosure Package, any preliminary prospectus or the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Underwriters outside of the United States.

SECTION 17. Absence of Fiduciary Relationship. Each of the Company, the Adviser and the Administrator, severally and not jointly, acknowledges and agrees that:

(a)                 each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company, the Adviser and the Administrator on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company, the Adviser or the Administrator on other matters, and none of the Underwriters has any obligation to the Company, the Adviser or the Administrator with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)                the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company, the Adviser and the Administrator following discussions and arms-length negotiations with the Representatives;

(c)               it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)              in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, adviser or agent of the Company, the Adviser, the Administrator or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e)                 none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisers to the extent it has deemed appropriate;

(f)                  it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Adviser and the Administrator and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company, the Adviser or the Administrator by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(g)                it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Adviser, the Administrator or any stockholders, employees or creditors of the Company, the Adviser or the Administrator.

SECTION 18. Recognition of the U.S. Special Resolution Regimes.(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)      a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Underwriters, the Company, the Adviser and the Administrator in accordance with its terms.

Very truly yours,

GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

GC ADVISORS LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: President

GOLUB CAPITAL LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: President

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Omar F. Zaman
Name: Omar F. Zaman
Title: Managing Director

For themselves and as Representatives of the several Underwriters named in Exhibit A hereto

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Aggregate Principal Amount of Securities
J.P. Morgan Securities LLC	$34,000,000
SMBC Nikko Securities America, Inc.	34,000,000
MUFG Securities Americas Inc.	32,000,000
Wells Fargo Securities LLC	28,000,000
Regions Securities LLC	24,000,000
SG Americas Securities, LLC	16,000,000
Morgan Stanley & Co. LLC	5,000,000
CIBC World Markets Corp.	15,000,000
Signature Securities Group Corporation	12,000,000
Total	$200,000,000

EXHIBIT B

[See attached.]

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated October 7, 2021

Relating to Preliminary Prospectus Supplement dated October 7, 2021 and

Prospectus dated June 26, 2019

Registration No. 333-232387

Golub Capital BDC, Inc.

$200,000,000

2.500% Notes due 2026

PRICING TERM SHEET
October 7, 2021

The following sets forth the final terms of the 2.500% Notes due 2026 being offered pursuant to the preliminary prospectus supplement dated October 7, 2021, together with the accompanying prospectus dated June 26, 2019, relating to these securities (the “Preliminary Prospectus”), should be read together with the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

On February 24, 2021, the Company issued $400,000,000 in aggregate principal amount of its 2.500% Notes due 2026 (the “Existing Notes”) pursuant to an indenture dated October 2, 2020 (the “Base Indenture”) as supplemented by the second supplemental indenture dated February 24, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “indenture”) between the Company and U.S. Bank National Association, as trustee. The securities hereby offered (the “New Notes”) are being issued as “Additional Notes” under the indenture. The Existing Notes and the New Notes are collectively referred to in this Pricing Term Sheet as the “Notes.”

Issuer:	Golub Capital BDC, Inc.
Security:	2.500% Notes due 2026
Ratings (Fitch/Moody’s/S&P)*:	BBB- (stable) / Baa3 (stable) / BBB- (stable)
Aggregate Principal Amount Offered:	$200,000,000 of New Notes. The New Notes will be part of the same series of notes as the $400,000,000 aggregate principal amount of the Existing Notes. Upon settlement, the New Notes will be fungible, rank equally, and be treated as a single series with the Existing Notes, and the outstanding aggregate principal amount of the 2.500% Notes due 2026 will be $600,000,000.
Trade Date:	October 7, 2021
Settlement Date**:	October 13, 2021 (T+3)
Maturity Date:	August 24, 2026
Interest Payment Dates:	February 24 and August 24
Record Dates:	February 1 and August 1, as the case may be, immediately preceding the relevant interest payment date
Price to Public (Issue Price):	99.241% of the aggregate principal amount, plus Aggregate Accrued Interest (as defined below)
Aggregate Accrued Interest:	$680,555.56 of accrued and unpaid interest from August 24, 2021 up to, but not including, the date of delivery of the New Notes
Coupon (Interest Rate):	2.500%
Yield to Maturity:	2.667%
Spread to Benchmark Treasury:	+ 165 basis points
Benchmark Treasury:	0.875% due September 30, 2026
Benchmark Treasury Price and Yield:	99-10 and 1.017%
Optional Redemption:	Golub Capital BDC, Inc. may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, or
•	the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed through July 24, 2026 (the date falling one month prior to the maturity date of the Notes), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 30 basis points; plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.
Commencing July 24, 2026 (the date falling one month prior to the maturity date of the Notes), Golub Capital BDC, Inc. may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Additional 3.375% Notes due 2024	On October 7, 2021, the Company priced the sale of an additional $100 million aggregate principal amount of the 3.375% Notes due 2024. The transaction is expected to close on October 15, 2021, subject to customary closing conditions.
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	38173M AB8/US38173MAB81
Underwriters:	J.P. Morgan Securities LLC
SMBC Nikko Securities America, Inc.
MUFG Securities Americas Inc.
Wells Fargo Securities, LLC
Regions Securities LLC
SG Americas Securities, LLC
Morgan Stanley & Co. LLC
CIBC World Markets Corp.
Signature Securities Group Corporation

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Golub Capital BDC, Inc. expects that delivery of the New Notes will be made against payment therefor on or about October 13, 2021, which will be the third business day following the date of the pricing of the New Notes (such settlement being herein referred to as “T+3”). Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the New Notes prior to the second business day before the date of delivery hereunder will be required, by virtue of the fact that the New Notes initially will settle in T+3 business days, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of Golub Capital BDC, Inc. before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (the “SEC”), contains this and other information about Golub Capital BDC, Inc. and should be read carefully before investing.

The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of Golub Capital BDC, Inc. and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request them by calling J.P. Morgan Securities LLC at 212-834-4533 or SMBC Nikko Securities America, Inc. at 1-888-868-6856.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one-stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $40 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to companies backed by private equity sponsors. The firm’s sponsor finance expertise also forms the foundation of its Late Stage Lending, Broadly Syndicated Loan and Opportunistic Credit investment programs. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from private equity sponsors and investors. Founded over 25 years ago, Golub Capital today has over 550 employees and lending offices in Chicago, New York, San Francisco and London. For more information, please visit golubcapital.com.